EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report included in Coach USA, Inc.'s Form 8-K dated August 8, 1997 and to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.

ARTHUR ANDERSEN LLP

Houston, Texas
August 8, 1997